Exhibit 10.34

BSB BANCORP, INC.

AMENDMENT NO. 8

TO

1996 LONG-TERM INCENTIVE AND

CAPITAL ACCUMULATION PLAN

The BSB Bancorp, Inc. 1996 Long-Term Incentive and Capital Accumulation Plan (the “Plan”) is hereby amended as set forth below, effective February 23, 2004:

1. The first sentence of Section 8.03(c) of Article VIII is hereby amended and restated in its entirety as follows:

(c) Accelerated Vesting for Changes of Control. Notwithstanding the general rule described in clause (a), all outstanding Options will become immediately vested and exercisable in the event there is an actual or threatened change in control of the Company.

2. The plan shall otherwise be unchanged by this Amendment Number 8.